UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 19, 2015

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

            Delaware                           0-27512               47-0783182

(State or other jurisdiction           (Commission           (IRS Employer

of incorporation)              File Number)           Identification No.)

       9555 Maroon Circle, Englewood, CO         80112

         (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code: (303) 200‑2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 19, 2015, CSG Systems International, Inc. (“CSG”) held its Annual Meeting of Stockholders.  The proposals voted upon at the meeting, which are more fully described in CSG’s proxy statement dated April 7, 2015 (the “2015 Proxy”), and the results of the vote were as follows:

Proposal 1:  Election of Directors.  The table below shows the results of the stockholders’ vote for the election of the Class III Directors, with terms expiring in 2018:

Name of Director	For	Against	Abstain	Non Votes
Peter E. Kalan	26,147,449	66,405	113,309	2,468,751
Frank V. Sica	25,833,778	376,730	116,655	2,468,751
James A. Unruh	26,141,065	61,444	124,654	2,468,751

Proposal 2:  Advisory Vote to Approve Executive Compensation.  The table below shows the results of a non-binding advisory vote on CSG’s executive compensation program:

For	Against	Abstain	Non Votes
24,634,127	1,554,988	138,048	2,468,751

Proposal 3:  Ratification of the Appointment of KPMG as Independent Registered Public Accounting Firm for Fiscal 2015. A proposal to ratify the appointment of KPMG LLP as CSG’s independent registered public accounting firm for fiscal 2015 was adopted with the votes shown:

For	Against	Abstain
28,353,782	302,043	140,089

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2015

CSG SYSTEMS INTERNATIONAL, INC.

By:    /s/ Rolland B. Johns

Rolland B. Johns,

Chief Accounting Officer

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